Exhibit 8.1

SUBSIDIARIES OF REGISTRANT

NAME	PERCENTAGE OWNERSHIP (%)	STATE OF ORGANIZATION
Bendon Limited	100	New Zealand
FOH Online Corp.	100	Delaware